UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2013

ADVANCED MEDICAL ISOTOPE CORPORATION
[Missing Graphic Reference]
(Name of registrant as specified in its charter)

Delaware	000-53497	80-0138937
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6208 W. Okanogan Ave. Kennewick, WA 99336		99336
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (509) 736-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 1, 2013 (“Closing Date”), Advanced Medical Isotope Corporation (the “Company”) sold and issued 3,333,333 shares of the Company’s common stock (the “Common Stock”) at $0.15 per share to Brookline Special Situations Fund (the “Investor”) pursuant to the terms of a Stock Purchase Agreement (the “Agreement”). The Agreement contains customary representations, warranties and agreements by the Company. The Investor also received warrants (the “Warrants”), exercisable until March 1, 2015, to purchase up to 5,000,000 shares of the Company’s common stock (“Common Stock”) at $0.175 per share in cash. The foregoing description of the Agreement and the Warrant does not purport to be complete and is qualified in its entirety by reference to a form copy of the  Agreement (which includes a form of the Warrant) which is included as an exhibit to this Current Report on 8-K and incorporated into this Item by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 is incorporated herein by reference.  At the Closing Date, the Company received gross proceeds of $500,000 and net proceeds of $450,000 after brokerage commissions.  The Company also issued 500,000 Warrants as part of the payment to the broker.  The proceeds from the sale of the securities shall be used for working capital purposes.

The securities offered and described above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The issuance of the securities in the transaction described above will be effected without registration under the Securities Act in reliance on Section 4(2) thereof or Rule 506 of Regulation D thereunder based on the status of the Investor as an accredited investor as defined under the Securities Act, and such transaction was effected without using any form of general advertising or general solicitation as such terms are used in Regulation D.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Name and/or Identification of Exhibit
10.1	Form of Securities Purchase Agreement (including Form of Warrant)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2013	ADVANCED MEDICAL ISOTOPE CORPORATION

	By:	/s/ James C. Katzaroff
	Name:	James C. Katzaroff
	Title:	Chairman and Chief Executive Officer